Exhibit 99.1

MacroSolve Announces Private Placement of $1.35 million

TULSA, Okla., January 5, 2009 – MacroSolve, Inc., (OTCBB:MCVE), parent company of Anyware Mobile Solutions, announced today that it raised $1,350,000 via a private placement of its shares on December 30, 2008, $900,000 of which is from company insiders including MacroSolve chairman Jim McGill and board member John Clerico.

Management plans to use the funds to fuel growth initiatives designed to create additional high-margin recurring revenue streams for the company. These include launch of the mobile business applications industry’s first e-commerce site as well as further development and marketing of its wireless applications including ReForm XT.

About MacroSolve
Through its Anyware Mobile Solutions Division, MacroSolve, Inc. is a leading provider of mobile data and mobile video business solutions. With expansive wireless industry relationships, intellectual property and proven success in enabling mobility, MacroSolve pursues innovative strategies to help businesses gain bottom-line benefits and competitive advantage through mobility. MacroSolve also assists third party application companies in mobilizing their products and marketing them to businesses. For more information, visit www.macrosolve.com or call 800-401-8740.

Safe Harbor Statement
In addition to historical information, this press release may contain statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or expectations of the Company and members of its management team with respect to the Company's future business operations and the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause these differences include, but are not limited to, failure to complete anticipated sales under negotiations, lack of revenue growth, client discontinuances, failure to realize improvements in performance, efficiency and profitability, and adverse developments with respect to litigation or increased litigation costs, the operation or performance of the Company's business units or the market price of its common stock. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company's SEC Filings. The Company disclaims any responsibility to update any forward-looking statements.

Investor and Media Contact:
Dilek Mir
(310) 591-5619
dmir@corporateprofile.com

Company Contact:
April Sailsbury
(918) 388-3529
april.sailsbury@macrosolve.com

1717 South Boulder Ave |  Suite 700  |  Tulsa OK  |  74119
800.401.8740  |  www.macrosolve.com